Exhibit 5.5

237 Park Avenue New York, New York 10017.3142
TEL 212.880.6000 FAX 212.682.0200
www.torys.com

Dear Sirs/Mesdames:

Re: Consent of Torys LLP

We hereby consent to the reference to our name on the cover page and under the heading "Legal Matters" in the prospectus dated December 8, 2006 (the "Prospectus") contained in the registration statement on Form F-10 being filed with the Securities and Exchange Commission by Brookfield Properties Corp.

/s/ TORYS LLP